Exhibit 10.08.03

AMENDMENT NUMBER TWO TO
THE NEW SWANK, INC. RETIREMENT PLAN
(AS AMENDED AND RESTATED,
EFFECTIVE AS OF JANUARY 1, 1999)

        WHEREAS, Swank, Inc. ("Company"), maintains The New Swank, Inc. Retirement Plan, as amended and restated, effective as of January 1, 1999, and executed October 29, 2001 (“Plan”); and

        WHEREAS, the Plan has been amended on one previous occasion; and

        WHEREAS, the Company wants to amend the Plan, (i) effective on January 31, 2005, to change the definition of “Compensation” under the Plan to exclude Section 125 Plan contributions and, (ii) effective as of January 1, 2005, to clarify that a participant may contribute to the Plan any percentage of his or her compensation for a Plan year up to the maximum amount of deferrals permitted by applicable law; and

        WHEREAS, the Company wants to amend the Plan, effective on January 31, 2005 with respect to participants who have a Termination of Employment (as defined in the Plan) on or after January 31, 2005, to (i) change the put option period available to a participant who receives a distribution of Company shares under the Plan to only that period required by applicable law; (ii) provide a schedule for the distribution of Company shares made from a participant’s ESOP Account (as defined in the Plan) under the Plan, based on the number of Company shares held in such participant’s ESOP Account at the date of distribution; and (iii) clarify that distributions under the Plan will commence as soon as practicable following the Valuation Date (as defined in the Plan) coincident with or next following a participant’s Termination of Employment; and

        WHEREAS, the Plan may be amended by the Company pursuant to Section 11.1 of the Plan.

        NOW, THEREFORE, BE IT RESOLVED that Plan is hereby amended effective as of January 31, 2005, except as otherwise provided below, as follows:

        1.     Effective as of January 1, 2005, Article I of the Plan is amended by deleting existing Section 1.8 of the Plan in its entirety and replacing it with the following new Section 1.8:

“1.8 Compensation. The word “Compensation” means the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered by the Participant during the applicable Plan Year which is subject to withholding of Federal income tax for the Plan Year pursuant to Section 3.1, except: (i) deferred compensation (other than 401(k) Contributions made pursuant to Section 3.1) or contributions to any other retirement, pension or profit-sharing plan or trust, stock options and any gain or income attributable thereto, (ii) contributions made by an Employee to an arrangement maintained by an Employer pursuant to Code Section 125, (iii) prior to January 1, 1999, fifteen percent (15%) of Compensation paid to a sales person employed on a commission basis where such Compensation is subject in full to withholding for Federal income tax and includes expense allowances and expense reimbursements, and (iv) any compensation which would not be subject to withholding but for a voluntary withholding agreement between the Employer and Employee. Notwithstanding the foregoing, “Compensation” with respect to Plan Years commencing on or after January 1, 1989 and ending December 31, 1993 shall be limited to $200,000 (as adjusted under Code Section 415(d), and for Plan Years commencing on or after January 1, 1994, “Compensation” shall be limited to $150,000 (as adjusted under Code Section 415(d).”

        2.     Effective as of January 1, 2005, Article III of the Plan is amended by deleting existing Subsection 3.1(a) of the Plan in its entirety and replacing it with the following new Subsection 3.1(a):

“(a) Each Participant may, subject to the provisions of Sections 3.6 and 3.7, elect to contribute to the Plan a percentage of his or her Compensation for such Plan Year, up to the maximum amount provided by applicable law, by authorized Compensation reductions. The percentage of 401(k) Contributions shall be designated on such form as may be prescribed by the Committee. The Committee may, in its discretion and on a uniform and non-discriminatory basis, permit Participants to designate dollar amounts rather than percentages. Any contributions under this Section 3.1 shall be credited to a Participant’s 401(k) Contributions Account.”

        3.     Article VII of the Plan is amended by deleting existing Section 7.1 of the Plan in its entirety and replacing it with the following new Section 7.1:

“7.1 Put Option. If the Qualifying Employer Securities are not “publicly traded” (as defined below) when distributed or are subject to a “trading limitation” (within the meaning of Treasury Regulations Section 54.4975-7(b)(10)) when distributed, a Participant who receives a distribution of Qualifying Employer Securities from his ESOP Accounts and/or 401(k) Non-Voting Shares Contributions Account or 401(k) Voting Shares Contributions Account hereunder shall have an option, exercisable under the terms of this Section 7.1, to cause the Company to purchase the Qualifying Employer Securities so distributed; provided, however, the Committee shall have the right, but not the obligation, to cause the Plan to assume the rights and obligations of the Company under the Participant’s option. “Publicly traded” for purposes of this Section 7.1 means Qualifying Employer Securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (“Securities Exchange Act”) or that are quoted on a system which is sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act. The option shall be exercisable by the Participant, the Participant’s donees or any person, including the Participant’s estate or distributee therefrom, to whom Qualifying Employer Securities pass by reason of the Participant’s death, by giving written notice to the Company that the option is being exercised. The option shall be exercisable (i) for a term of sixty (60) days, measured from the date of the distribution from the Plan, exclusive of any period during which the distributee is unable to exercise the option because the party bound thereby is precluded from honoring it by applicable law, and (ii) if the option is not exercised within the initial sixty (60) day period, for a term of sixty (60) days, measured from the first Valuation Date occurring in the Plan Year following the Plan Year in which the distribution occurred, exclusive of any period during which the distributee is unable to exercise the option because the party bound thereby is precluded from honoring it by applicable law. The option price in either case shall be the fair market value of the Qualifying Employer Securities as of the most recent Valuation Date. However, if the Plan assumes the rights and obligations of the Company under the Participant’s option, and such Participant is a disqualified person (as defined in Code Section 4975(e)(2)), the option price shall be the fair market value of the Qualifying Employer Securities as of the date of the transaction. The Company, or the Trustee if the Committee directs the Trustee to exercise the Company’s rights and obligations under the option, may make payment in substantially equal annual installments over not more than five years, with payment commencing 30 days after the option is exercised. If payment is made in installments, the obligor shall provide adequate security and pay a reasonable rate of interest.”

        4.     Article VIII of the Plan is amended by deleting existing Subsection 8.1(a) of the Plan in its entirety and replacing it with the following new Subsection 8.1(a):

“(a) A Participant may elect that vested benefits under the Plan distributed under Article V from Accounts other than such Participant’s ESOP Account shall be paid in (i) one lump sum or (ii) in as nearly as practical equal installments (annually or more frequently) over a number of years not to exceed the joint life expectancies of the Participant and his spouse.

In the event of a Participant’s Termination of Employment on account of Disability or retirement on or after attainment of Retirement Age, vested benefits under the Plan distributed under Article V from such Participant’s ESOP Account shall be paid in one lump sum. If a Participant’s Termination of Employment occurs for reasons other than on account of death, Disability or retirement on or after Retirement Age, vested benefits under the Plan distributed under Article V from such Participant’s ESOP Account shall be paid in accordance with the number of Qualifying Employer Securities held in such Participant’s ESOP Account on the Valuation Date coincident with or immediately preceding such distribution, according to the following schedule:

# Shares Held	Distribution
Up to 5,000	In a single lump sum
5,001 to 20,000	In substantially equal annual installments over 3 years (approximately 33.3% each year)
20,001 and over	In substantially equal annual installments over 5 years (approximately 20% each year)

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested benefit attributable to Qualifying Employer Securities may be distributed i) in accordance with the distribution schedule contained in this Section 8.1(a) of the Plan or ii) in substantially equal installments (not less frequently than annually) over a period of up to five (5) years, plus one (1) year for each $170,000 or fraction thereof by which the value of the Participant’s Vested Account balance exceeds $850,000. The dollar amounts in this paragraph shall be subject to cost-of-living adjustments under Code Section 415(d).”

        5.     Article VIII of the Plan is amended by deleting existing Subsection 8.2(a) of the Plan in its entirety and replacing it with the following new Subsection 8.2(a):

“(a) Distributions from a Participant’s Accounts shall commence as soon as practicable after the Valuation Date coincident with or next following (whichever shall first occur) the date of the Participant’s Termination of Employment.”

        6.     Article VIII of the Plan is amended by deleting existing Subsection 8.2(b) of the Plan in its entirety and replacing it with the following new Subsection 8.2(b):

“(b) Reserved.”

        7.        Article VIII of the Plan is amended by deleting existing Subsection 8.2(c) of the Plan in its entirety and replacing it with the following new Subsection 8.2(c):

“(c) Reserved.”

        IN WITNESS WHEREOF, the undersigned has executed this Amendment Number Three to The New Swank, Inc. Retirement Plan on behalf of Swank, Inc. on this 8th day of March 2005.

SWANK, INC.

By: /s/ Jerold R. Kassner
Its: Senior Vice President-CFO